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                                                                    Exhibit 99.1

                             [AMC LETTERHEAD]



Brenda Nolte                                        January 15, 1999
Corporate Affairs Officer
AMC Entertainment Inc.
(816) 221-4000


                  AMC ENTERTAINMENT PLANS PRIVATE OFFERING

KANSAS CITY, Mo. - AMC Entertainment Inc. (AMEX: AEN) today announced that it plans to make a private offering of $225 million of Senior Subordinated Notes. The Notes will mature in 2011, will rank equally with the Company's outstanding 9-1/2 percent Senior Subordinated Notes and will contain similar covenants.


Net proceeds from the offering will be used to reduce the Company's outstanding bank indebtedness. The Company expects to consummate the transaction before the end of January, 1999.

The Notes offered have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration.





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